Exhibit 99.01

Press Release:

For Immediate Release

KMG America Reports Fourth Quarter 2005 Net Income of $0.07 Per Share
 KMA Will Host an Investor Web Cast Tomorrow, Thursday, March 9th at 9:00 A.M. EST

Minneapolis, MN, March 8, 2006 – KMG America Corporation “the Company” (NYSE: KMA) today reported net income for the fourth quarter ended December 31, 2005 of $1.6 million, or $0.07 per diluted share, compared to net income for the third quarter of 2005 of $1.3 million, or $0.06 per diluted share, and fourth quarter 2004 net income of $0.9 million for the predecessor company Kanawha Insurance Company, acquired in late December 2004. Fourth quarter 2005 net income includes a $0.2 million favorable cumulative effect of an accounting change, net of tax, resulting from switching from the cost basis to the equity basis of accounting for an investment.

Fourth quarter 2005 operating income (see discussion of non-GAAP financial measures below) was $1.5 million, or $0.07 per diluted share, compared to operating income of $1.2 million, or $0.06 per diluted share, in the third quarter of 2005 and $1.7 million, or $0.08 per diluted share, in the fourth quarter of 2004 on a pro forma basis (pro forma operating income in the fourth quarter of 2004 is adjusted to reflect the application of purchase accounting consistent with that earnings measurement basis).

For the full year 2005, KMA reported net income of $4.7 million, or $0.21 per diluted share, compared to net income for the full year 2004 of $6.2 million for the Kanawha operations. On an operating income basis, KMA reported $4.4 million, or $0.20 per diluted share, for the full year of 2005 compared to operating income of $10.7 million, or $0.49 per diluted share, for the full year of 2004 on a pro forma basis for the Kanawha operations.

KMG America’s Chief Executive Officer, Kenneth Kuk, commented, “Our fourth quarter and full year earnings results are in line with the consensus analyst estimate. The operating earnings related to the KMG America new activity for the fourth quarter were essentially flat with the third quarter as incremental premiums largely offset increases in expenses. Looking ahead, we would expect operating results to improve as incremental revenues outpace expenses.”

Mr.     Kuk added, “KMG America has made significant progress in our first year as a public company.  We have established ourselves as a credible player in the benefits marketplace with a strong and growing national sales organization and a respected administrative platform.  Our geographic reach and array of product offerings are far more robust than only a few months ago and our unique multiple product strategy is being embraced by the employee benefits market.  However, so far we have not been able to achieve full margins on sales through February 2006.”

2006 OUTLOOK
Though KMG America does not provide formal financial guidance to its investors, in assessing the Company’s outlook for 2006 and beyond, management believes certain factors must be considered by investors as they will likely affect expected future financial performance, including net income and earnings per share. These factors include unanticipated delays in state approvals for new products and the resulting product mix and reinsurance levels on recent sales which will impact both revenue and earnings growth throughout 2006 and into 2007. As a result of these and other factors, the Company believes that its 2006 operating income per share will fall below the low end of the current range of analysts’ estimates, with an expected range of $0.35 to $0.40 per share. Management will expand on this topic during its web cast tomorrow, March 9, at 9:00 a.m. EST. The web cast and replay will be available via the following links: www.kmgamerica.com, analyst/investor tab — for all investors; www.streetevents.com — for institutional investors; www.fulldisclosure.com — for retail investors.

FOURTH QUARTER FINANCIAL RESULTS
Fourth quarter 2005 operating income increased to $1.5 million compared to third quarter 2005 operating income of $1.2 million due primarily to improved claims experience in the legacy worksite and acquired segments, partially offset by increased expenses related to the KMG America new activity. Fourth quarter 2005 operating income declined compared to fourth quarter 2004 pro forma operating income of $1.7 million due primarily to increased expenses associated with the KMG America new activity and higher claims, which were largely offset by higher investment income and incremental margins related to sales from the new KMG America distribution channel.

After-tax operating losses attributed to the new KMG America growth initiatives were $2.2 million in both the fourth and third quarters of 2005, respectively, while the fourth quarter of 2004 included a loss of $0.7 million. The operating losses are due primarily to the incremental expenses related to building the Company’s new national sales and underwriting organization, and the additional costs and infrastructure required to operate as a public company. These new expenses (before deferrals of acquisition costs related to voluntary product sales) totaled $4.4 million and $3.9 million in the fourth and third quarters of 2005, respectively, and $1.1 million in the fourth quarter of 2004. Largely offsetting these increased expenses is the emergence of incremental direct premiums related to the sales activity from the new KMG America distribution channel of $2.3 million and $1.4 million in the fourth and third quarters of 2005, respectively.

Excluding the operating results attributable to new KMG America growth initiatives, fourth quarter 2005 operating income would have improved to $3.7 million, or $0.17 per diluted share, compared to $3.5 million, or $0.16 per diluted share, in the third quarter 2005, and fourth quarter 2004 pro forma operating income of $2.4 million, or $0.11 per diluted share. The Company believes that excluding the earnings results of the KMG America new activity provides a more meaningful comparison of the trends in earnings produced by Kanawha’s legacy business, which serves to fund the initial expenses associated with building the new sales and underwriting organization and the infrastructure needed to operate as a public company. The more notable earnings drivers are discussed below where the fourth quarter of 2005 results are compared to the third quarter of 2005 results.

Premium Revenue
Premiums for the fourth quarter of 2005 increased to $27.5 million, compared to $26.4 million in the third quarter of 2005. The increase is primarily due to incremental premiums related to the new KMG America sales distribution channel that produced $2.3 million of new direct earned premiums ($1.8 million net of reinsurance) in the fourth quarter of 2005 compared to $1.4 million of new direct earned premiums ($1.0 million net of reinsurance) in the third quarter of 2005.

Investment Income
Investment income in the fourth quarter of 2005 increased modestly to $7.2 million, compared to $7.1 million in the third quarter of 2005. The investment portfolio yield in the fourth quarter of 2005 averaged 4.88%, based on average cash and invested assets, an improvement of 7 basis points from the 4.81% average yield reported in the third quarter of 2005. As a result of the capital raised in the IPO in late December 2004 and other cash raised by Kanawha from targeted dispositions of certain securities in its investment portfolio late in the third quarter of 2004, the Company had total cash and cash equivalents of about $130 million at the end of 2004. Throughout 2005, the Company remained very liquid, with significant investments in short-term instruments as a result of our decision to selectively invest when rates have risen. Compared to year-end 2005, KMA is now nearly fully invested.

Policyholder Benefits
Policyholder benefits for the fourth quarter of 2005 decreased to $21.3 million compared to $21.9 million in the third quarter of 2005, due primarily to improved claims experience in the legacy worksite segment. The total Company benefit ratio improved to 77.7% in the fourth quarter of 2005 compared to 82.8% in the third quarter of 2005. The benefit ratio in the legacy worksite segment was 67.3% in the fourth quarter of 2005, an improvement from a benefit ratio of 77.2% in the third quarter of 2005, reflecting improved claims experience, particularly in the medicare supplement and cancer product lines. The benefit ratio in the senior segment increased to 88.7% in the fourth quarter of 2005, compared to 85.2% in the third quarter of 2005 reflecting higher claims and lower premiums. The acquired business segment experienced a fourth quarter 2005 benefit ratio of 115.8%, an improvement from 164.0% reported in the third quarter of 2005, and a return to a more normal level, consistent with the first and second quarters of 2005. The benefit ratio associated with the new KMG America worksite activity increased to 62.3% in the fourth quarter of 2005 compared to 61.7% in the third quarter of 2005 reflecting a higher proportion of stop loss insurance with higher reserve requirements than those in voluntary product sales.

Expenses, taxes, licenses and fees
General insurance expenses, taxes, licenses and fees (before deferrals of policy acquisition costs) for the fourth quarter of 2005 increased to $14.7 million compared to $14.4 million in the third quarter of 2005, due primarily to higher salary expenses related to new hires.

Amortization of Deferred Acquisition Costs (DAC)/Value of Business Acquired (VOBA)
Amortization of DAC/VOBA for the fourth quarter of 2005 increased to $0.7 million compared to the $0.5 million in the third quarter of 2005. Third quarter 2005 amortization reflected a $0.4 million benefit due to favorable persistency in the long-term care block of business.

Non-recurring Items
When comparing fourth quarter 2005 to third quarter 2005, bear in mind that the third quarter 2005 financial results contain two non-recurring adjustments. First, there was a one-time pre-tax charge of $0.3 million in the senior segment for severance and other termination costs relating to the sale of the Fort Myers agency office, which closed October 5, 2005. Second, the corporate segment included an offsetting a $0.3 million benefit in other income reflecting a favorable legal settlement during the third quarter of 2005. The fourth quarter 2005 financial results contained no such non-recurring adjustments.

*    *    *

NOTES ON FINANCIAL PRESENTATION
KMG America was formed on January 21, 2004 and commenced its insurance operations shortly before December 21, 2004, when it completed its initial public offering of common stock and used a portion of the proceeds to complete its acquisition of Kanawha Insurance Company. Results of operations, cash flows and changes in shareholders’ equity for the quarter and twelve months ended December 31, 2004 (the predecessor periods indicated on the attached financial tables), reflect the historical operations of Kanawha only and do not include GAAP purchase accounting (“PGAAP”) adjustments reflecting the acquisition. Results of operations, cash flows and changes in shareholders’ equity for the quarter ended December 31, 2005, and the quarter ended September 30, 2005 and KMG America’s financial position as of December 31, 2004, and December 31, 2005, have been adjusted for PGAAP adjustments reflecting the Kanawha acquisition.

Non-GAAP Financial Measures

•	Operating Income — To supplement the financial statements presented on a GAAP basis, the Company reported operating income, which is a non-GAAP measure. Operating income is defined as net income excluding realized investment gains/losses (except for realized investment gains/losses that are directly offset by executive deferred compensation expense) and certain non-recurring items, net of income taxes. Management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because it excludes items that management believes are not indicative of the operating results of the business. In addition, this non-GAAP measure is used by management to evaluate the operating performance of the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income determined in accordance with GAAP.

•	Pro Forma Financial Information — To supplement the financial statements presented on a GAAP basis, the Company reported “pro forma” financial information that adjusts the statements of income for the quarter and twelve months ended December 31, 2004 for the actual dollar value impact that the December 31, 2004 balance sheet PGAAP adjustments had on the quarter and twelve months ended December 31, 2005 statements of income, respectively. Such pro forma financial information is a non-GAAP measure. Management believes this pro forma non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because these purchase accounting adjustments relating to the Kanawha acquisition have been incorporated in KMG America’s financial statements for the quarter and twelve months ending December 31, 2005, and will be incorporated in later reporting periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the results of operations or financial position of the Company determined in accordance with GAAP.

A reconciliation of the non-GAAP financial measures contained in this release to the most comparable GAAP measures appears in the attached tables.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause KMG America Corporation’s actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: implementation of its business strategy; hiring and retaining key employees; predicting and managing claims and other costs; fluctuations in its investment portfolio; financial strength ratings of its insurance subsidiary; government regulations, policies and investigations affecting the insurance industry; competitive insurance products and pricing; reinsurance costs; fluctuations in demand for insurance products; possible recessionary trends in the U.S. economy; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission. KMG America Corporation assumes no obligation to publicly update or revise any forward-looking statements.

KMG America Corporation is a holding company that was formed to acquire the Southeastern regional insurance company, Kanawha Insurance, and to operate and grow Kanawha’s insurance and other related businesses nationwide. KMG offers a broad mix of individual and group insurance products and stop-loss coverage along with third-party administration services to employers and to working Americans. For more information visit: www.kmgamerica.com.

Contact:	Tim Daniels
Ph: (952) 930-4807
tim.daniels@kmgamerica.com

KMG America Corporation and Predecessor
Consolidated Statements of Income (GAAP basis, unaudited)
(in thousands, except percentages)

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Twelve Months Ended

	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004

Insurance premiums, net of reinsurance	$27,450	$26,423	$25,604	$106,888	$102,836
Net investment income	7,203	7,089	6,029	27,745	25,202
Commission and fee income	3,553	3,773	3,302	14,565	13,475
Realized investment gains	34	278	3,142	358	9,433
Other income	898	1,200	851	3,868	3,108

Total revenues	39,138	38,763	38,928	153,424	154,054
Policyholder benefits	21,322	21,890	21,960	84,288	90,175
Insurance commissions, net of deferrals	2,353	2,239	2,540	9,635	9,690
Expenses, taxes, fees and depreciation	12,643	12,199	10,082	49,421	34,965
Amortization of DAC and VOBA (1)	706	463	2,640	3,468	9,468

Total benefits and expenses	37,024	36,791	37,222	146,812	144,298
Income before income taxes	2,114	1,972	1,706	6,612	9,756
(Provision) for income taxes	(702)	(634)	(819)	(2,128)	(3,566)

Net income before accounting changes	1,412	1,338	887	4,484	6,190
Cumulative accounting changes, net of tax	176	—	—	176	—

Net income	$1,588	$1,338	$887	$4,660	$6,190

Operating income (2)	$1,463	$1,249	$(945)	$4,416	$1,332
Operating income excl. KMGA new activity	$3,685	$3,451	$(201)	$13,039	$2,076
(see table below)
Benefit ratio (3)	77.7%	82.8%	85.8%	78.9%	87.7%
Average portfolio yield (4)	4.88%	4.81%	4.54%	4.77%	5.41%
Average invested assets	$495,358	$482,435	$457,460	$486,691	$460,333
Average cash/equivalents & short terms (4)	95,232	107,271	73,316	94,367	34,169

Total average cash and invested assets	$590,591	$589,707	$530,777	$581,058	$494,502

KMG America new activity:
Insurance premiums, net of reinsurance	$1,824	$1,009	$—	$2,929	$—
Net investment income	—	—	—	—	—

Total revenues	1,824	1,009	—	2,929	—
Policyholder benefits	1,137	623	—	1,830	—
Insurance commissions, net of deferrals	182	103	—	299	—
Expenses, taxes, fees and depreciation	3,858	3,549	1,144	13,880	1,144
Amortization of DAC and VOBA (1)	65	121	—	186	—

Total benefits and expenses	5,242	4,396	1,144	16,195	1,144
Income before income taxes	(3,418)	(3,387)	(1,144)	(13,266)	(1,144)
(Provision) for income taxes	1,196	1,185	400	4,643	400

Net income	$(2,222)	$(2,202)	$(744)	$(8,623)	$(744)

(1)	DAC: Deferred Acquisition Costs; VOBA: Value of Business Acquired.
(2)

Operating income is defined as net income excluding realized investment gains/losses (except for realized investment gains/losses that are directly offset by executive deferred compensation expense), net of income taxes and certain non-recurring items, net of income taxes. Operating income for the twelve months ended December 31, 2004 included the one-time $1.0 million, net of tax, incentive payment identified in footnote (4) below.

(3)	Benefit ratio is defined as policyholder benefits (equal to incurred claims plus increases in policyholder active life reserves) divided by net premiums.
(4)

Average portfolio yield is defined as net investment income divided by average invested assets plus average cash and equivalents. Average cash/equivalents and short term assets include the portion of initial public offering proceeds that are invested short (less than 2 year maturities). Note that the twelve months ended December 31, 2004 average portfolio yield excludes the impact of the one-time pretax $1.6 million incentive payment to one of Kanawha’s outside investment managers at the conclusion of the contract period.

KMG America Corporation
Consolidated Statements of Income (GAAP basis, unaudited)
(in thousands, except percentages)

Period Covering January 21, 2004 through December 31, 2004

	Quarter Ended	Twelve Months Ended

	12/31/2004	12/31/2004

Insurance premiums, net of reinsurance	$—	$—
Net investment income	18	18
Commission and fee income	—	—
Realized investment gains	—	—
Other income	—	—

Total revenues	18	18

Policyholder benefits	—	—
Insurance commissions, net of deferrals	—	—
Expenses, taxes, fees and depreciation	288	288
Amortization of DAC and VOBA (1)	—	—

Total benefits and expenses	288	288

Income before income taxes	(270)	(270)
(Provision) for income taxes	94	94

Net income	$(176)	$(176)

(1)	DAC: Deferred Acquisition Costs; VOBA: Value of Business Acquired.

KMG America Corporation and Subsidiary
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2005	December 31, 2004 (1)

	(Unaudited)
Assets:
Cash and cash equivalents	$32,583	$117,400
Investments	543,307	461,141

Total cash and investments	575,890	578,541
Accrued investment income	5,917	4,912
DAC	14,032	—
VOBA	72,639	74,481
Other assets (2)	128,887	112,117
Total assets	$797,365	$770,051

Liabilities and shareholders’ equity:
Total policy and contract liabilities	$547,894	$530,915
Deferred income taxes	13,061	6,502
Other liabilities (3)	48,927	44,846

Total liabilities	609,882	582,263
Total shareholders’ equity	187,483	187,788

Total liabilities and shareholders' equity	$797,365	$770,051

Book value per share: (4)
Basic	$8.47	$8.51
Diluted	$8.47	$8.44

Book value per share: (excl FAS 115) (5)
Basic	$8.70	$8.51
Diluted	$8.70	$8.44

Ending shares outstanding:
Basic	22,126	22,072
Diluted (6)	22,131	22,242

(1)

December 31, 2004 balance sheet is stated on PGAAP accounting basis and reflects the balance sheets of both the Predecessor and KMG America as of December 31, 2004. Please refer to the supplemental schedule included here with the details of the PGAAP and KMG America adjustments.

(2)	Other assets include reinsurance balances recoverable, real estate and equipment, federal income tax recoverable and other assets.
(3)

Other liabilities include accounts payable and accrued expenses, $15.6 million of outstanding principal and accrued interest on a subordinated note as of December 31, 2005, and other miscellaneous liabilities.

(4)	Book values per share on December 31, 2004, are based on the number of shares issued in the IPO plus restricted shares issued subsequent to the IPO.
(5)	The book values are recalculated excluding $5.0 million of unrealized capital losses, net of taxes, on December 31, 2005. Unrealized capital gains were $0 on December 31, 2004.
(6)	Diluted shares were calculated using the treasury stock method.

KMG America Corporation and Predecessor
Consolidated Statements of Income - Unaudited, Predecessor 2004 Results Adjusted to PGAAP (Pro Forma)
(in thousands, except share data and percentages)

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Twelve Months Ended

	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004

			(Pro Forma)		(Pro Forma)
Insurance premiums, net of reinsurance	$27,450	$26,423	$25,604	$106,888	$102,836
Net investment income	7,203	7,089	5,573	27,745	23,318
Commissions and fee income	3,553	3,773	3,302	14,565	13,475
Realized investment gains	34	278	3,142	358	9,433
Other income	898	1,200	851	3,868	3,108

Total revenues	39,138	38,763	38,472	153,424	152,170
Policyholder benefits	21,322	21,890	18,622	84,288	78,412
Insurance commissions, net of deferrals	2,353	2,239	2,540	9,635	9,690
Expenses, taxes, fees and depreciation	12,643	12,199	10,225	49,421	35,536
Amortization of DAC & VOBA	706	463	1,337	3,468	4,293

Total benefits and expenses	37,024	36,791	32,724	146,812	127,931
Income before income taxes	2,114	1,972	5,748	6,612	24,239
(Provision) for income taxes	(702)	(634)	(2,234)	(2,128)	(8,635)

Net income before accounting changes	1,412	1,338	3,514	4,484	15,604
Cumulative accounting changes, net of tax	176	—	—	176	—

Net income	$1,588	$1,338	$3,514	$4,660	$15,604

Net income per share:
Basic	$0.07	$0.06	$0.16	$0.21	$0.71
Diluted	$0.07	$0.06	$0.16	$0.21	$0.71
Operating income (loss) : (1)
Worksite insurance business	$324	$(535)	$801	$(38)	$2,906
Senior market insurance	670	948	1,652	2,871	5,307
Third party administration business	172	367	67	929	712
Acquired business	789	500	(164)	2,746	1,579
Corporate and other	(491)	(31)	(672)	(2,091)	242

Total operating income	$1,463	$1,249	$1,683	$4,416	$10,746
Total excluding KMGA new activity	$3,738	$3,451	$2,426	$13,093	$11,489
Operating income per share:
Basic	$0.07	$0.06	$0.08	$0.20	$0.49
Diluted	$0.07	$0.06	$0.08	$0.20	$0.49
Diluted - excl. KMGA new activity	$0.17	$0.16	$0.11	$0.59	$0.52
Weighted-average shares outstanding:
Basic	22,108	22,090	22,108 (2)	22,086	22,086 (2)
Diluted	22,110	22,094	22,110 (2)	22,091	22,091 (2)
Benefit ratio	77.7%	82.8%	72.7%	78.9%	76.2%
Average portfolio yield (3)	4.88%	4.81%	4.20%	4.77%	5.03%

(1)

Operating income is defined as net income excluding realized investment gains (losses), net of income taxes and certain non-recurring items, net of income taxes. Operating income for the twelve months ended December 31, 2004, included the one-time $1.0 million, net of tax, incentive payment to one of Kanawha’s outside investment managers in March, 2004.

(2)

Shares outstanding for the three months and twelve months ended December 31, 2004 assume the same number of shares outstanding as the three months and twelve months ended December 31, 2005, respectively.

(3)

Average portfolio yield is defined as net investment income divided by average invested assets plus average cash and equivalents. Note that twelve months year-to-date 2004 average portfolio yield excludes the impact of the one-time pretax $1.6 million incentive payment identified in note 1.

PRO FORMA SEGMENT RESULTS (Unaudited)
(in thousands)

To supplement the financial statements presented on a GAAP basis, the Company reported “pro forma” financial information that adjusts the income statements for the quarter and twelve months ended December 31, 2004 for the actual dollar impact that the December 31, 2004, balance sheet PGAAP adjustments had on the income statements for the quarter and twelve months ended December 31, 2005, respectively. Pretax operating income excludes realized investment gains/losses (except for realized gains/losses that are directly offset by executive deferred compensation expenses) and other nonrecurring items.

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Twelve Months Ended

	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004

			(Pro Forma)		(Pro Forma)
Worksite insurance business - Legacy:
Insurance premiums, net of reinsurance	$13,912	$14,097	$14,002	$57,599	$56,309
Net investment income	1,602	1,537	1,385	6,524	6,255
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	42	40	45	172	264

Total revenues	15,556	15,674	15,432	64,295	62,828
Policyholder benefits	9,367	10,878	9,250	41,644	40,337
Insurance commissions, net of deferrals	833	745	1,061	3,443	3,780
Expenses, taxes, fees and depreciation	2,539	2,414	2,688	10,151	9,966
Amortization of DAC and VOBA	766	992	1,201	3,472	4,274

Total benefits and expenses	13,505	15,029	14,200	58,710	58,357

Income before income taxes	$2,051	$645	$1,232	$5,585	$4,471

Total assets	$166,402	$167,107	$169,761	$166,402	$169,761

Worksite insurance business - KMGA:
Insurance premiums, net of reinsurance	$1,824	$1,009	$—	$2,929	$—
Net investment income	—	—	—	—	—
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	—	—	—	—	—

Total revenues	1,824	1,009	—	2,929	—
Policyholder benefits	1,137	623	—	1,912	—
Insurance commissions, net of deferrals	182	103	—	299	—
Expenses, taxes, fees and depreciation	1,992	1,630	—	6,176	—
Amortization of DAC and VOBA	65	121	—	186	—

Total benefits and expenses	3,376	2,477	—	8,573	—

Income before income taxes	$(1,552)	$(1,468)	$—	$(5,644)	$—

Total assets	$—	$—	$—	$—	$—

Senior market insurance business:
Insurance premiums, net of reinsurance	$10,135	$10,376	$10,267	$42,240	$42,060
Net investment income	1,297	1,195	928	4,641	3,669
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	747	732	677	2,935	2,347

Total revenues	12,179	12,303	11,872	49,816	48,076
Policyholder benefits	8,989	8,845	6,558	35,355	30,108
Insurance commissions, net of deferrals	1,240	1,294	1,373	5,495	5,482
Expenses, taxes, fees and depreciation	770	1,098	1,020	3,995	3,695
Amortization of DAC and VOBA	150	(392)	380	554	627

Total benefits and expenses	11,149	10,845	9,331	45,399	39,912

Income before income taxes	$1,030	$1,458	$2,541	$4,417	$8,164

Total assets	$193,889	$185,675	$160,382	$193,889	$160,382

PRO FORMA SEGMENT RESULTS (Unaudited) - Continued
(in thousands)

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Twelve Months Ended

	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004

			(Pro Forma)		(Pro Forma)
Third party administration business:
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—
Net investment income	—	—	—	—	—
Commissions and fee income	3,502	3,696	3,235	14,264	13,295
Realized investment gains	—	—	—	—	—
Other income	2	—	—	3	1

Total revenues	3,504	3,696	3,235	14,267	13,296
Policyholder benefits	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—
Expenses, taxes, fees and depreciation	3,240	3,131	3,132	12,838	12,200
Amortization of DAC and VOBA	—	—	—	—	—

Total benefits and expenses	3,240	3,131	3,132	12,838	12,200

Income before income taxes	$264	$565	$103	$1,429	$1,096

Total assets	$11,103	$10,327	$8,186	$11,103	$8,186

Acquired business:
Insurance premiums, net of reinsurance	$1,579	$941	$1,335	$4,119	$4,467
Net investment income	1,964	1,866	1,838	7,808	8,465
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	18	20	35	69	115

Total revenues	3,561	2,827	3,208	11,996	13,047
Policyholder benefits	1,829	1,543	2,815	5,376	7,967
Insurance commissions, net of deferrals	99	98	106	399	428
Expenses, taxes, fees and depreciation	695	675	784	2,741	2,831
Amortization of DAC and VOBA	(276)	(258)	(244)	(744)	(608)

Total benefits and expenses	2,347	2,058	3,461	7,772	10,618

Income before income taxes	$1,214	$769	$(253)	$4,224	$2,429

Total assets	$204,288	$207,229	$215,851	$204,288	$215,851

Corporate & other:
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—
Net investment income	2,340	2,490	1,422	8,772	6,481
Commissions and fee income	50	78	67	301	180
Realized investment gains	—	—	—	—	—
Other income	89	407	95	688	381

Total revenues	2,479	2,975	1,584	9,761	7,042
Policyholder benefits	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—
Expenses, taxes, fees and depreciation
- Kanawha legacy	1,427	1,191	1,133	5,561	5,293
- KMG America (KMGA) new activity	1,866	1,919	1,144	7,704	1,144
Amortization of DAC and VOBA	—	—	—	—	—

Total benefits and expenses	3,293	3,110	2,277	13,265	6,437

Income (loss) before income taxes	$(814)	$(135)	$(693)	$(3,504)	$605

Income before income taxes
excluding KMGA new activity	$1,052	$1,784	$451	$4,200	$1,749

Total assets	$221,683	$231,785	$216,454	$221,683	$216,454

KMG America Corporation
Reconciliation of Operating Income and Pro Forma Consolidated Statements of Income (Unaudited)
(in thousands)

	KMG America		Predecessor	KMG America	Predecessor
	Quarter Ended			Twelve Months Ended
	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004

Net income as reported	$1,588	$1,338	$887	$4,660	$6,190

Restatement to purchase accounting: (1)
Adjustment to investment income (2)	—	—	(456)	—	(1,884)
Adjustment to change in benefit reserves (3)	—	—	3,338	—	11,763
Amortization of other intangible assets (4)	—	—	(143)	—	(571)
Amortization of DAC and VOBA (5)	—	—	1,303	—	5,175
Taxes on the above	—	—	(1,415)	—	(5,069)

Net income - pro forma	$1,588	$1,338	$3,514	$4,660	$15,604

Reconciliation to operating income:
Exclude realized investment gains/losses,
net of offset for deferred compensation
expense (6)	79	(137)	(2,818)	(104)	(9,026)
Exclude cumulative accounting changes	(271)	—	—	(271)	—
Exclude one-time investment expense	—	—	—	—	1,552
Taxes on the above	67	48	986	131	2,616

Operating income - pro forma	$1,463	$1,249	$1,683	$4,416	$10,746

(1)

Adjustment of statements of income for the quarter and twelve month periods ended December 31, 2004, for the actual dollar value impact that the December 31, 2004, balance sheet PGAAP adjustments had on the statements of income for the quarter and twelve month periods ended December 31, 2005, respectively.

(2)	Reflects the amortization of fair value adjustment to the cost basis of Kanawha’s fixed income and mortgage loan investments.
(3)	To record the adjustment to historical benefit expense to reflect the new benefit expense relating to the future policy and contract reserves restated to fair value.
(4)

To record amortization of the fair value of $7.7 million of certain intangible assets including product approvals in 45 states and future revenues associated with the customer relationships of Kanawha HealthCare Solutions, a wholly-owned direct subsidiary of Kanawha.

(5)	Reflects the adjustment to remove historical amortization of DAC and VOBA and to record amortization of the restated VOBA established on the balance sheet as of December 31, 2004.
(6)

Realized investment gains/losses include $254,000 and $113,000 of gains for both the quarter and twelve months ended December 31, 2005, respectively, related to executive deferred compensation trading activity that is fully offset in compensation expenses. Corresponding amounts for the quarter and twelve months ended December 31, 2004 are $323,000 and $407,000 of losses, respectively.

Kanawha Predecessor
Reconciliation of Pro Forma Reporting Segment Results (Unaudited)
(in thousands)

	Worksite Insurance Segment Kanawha Legacy		Senior Insurance Segment

	Quarter Ended 12/31/2004	Twelve Months Ended 12/31/2004	Quarter Ended 12/31/2004	Twelve Months Ended 12/31/2004

Pretax income as reported	$(662)	$(2,647)	$971	$2,638

Restatement to Purchase Accounting: (1)
Adjustment to investment income (2)	307	1,227	(53)	(209)
Adjustment to change in benefit reserves (3)	1,073	3,956	1,730	5,721
Amortization of DAC and VOBA (4)	514	1,935	(107)	14

Pretax operating income - pro forma	$1,232	$4,471	$2,541	$8,164

	Acquired Insurance Segment		Corporate and Other Segment

	Quarter Ended 12/31/2004	Twelve Months Ended 12/31/2004	Quarter Ended 12/31/2004	Twelve Months Ended 12/31/2004

Pretax income as reported	$(1,674)	$(2,841)	$2,968	$11,510

Adjust for realized investment gains			$(3,141)	$(9,433)
Adjust for one-time incentive payment			$—	$1,552
Adjustment to deferred comp expense (5)			323	407

Restatement to Purchase Accounting: (1)
Adjustment to investment income (2)	(10)	(42)	(700)	(2,860)
Adjustment to change in benefit reserves (3)	535	2,086	—	—
Amortization of other intangible assets (6)			(143)	(571)
Amortization of DAC and VOBA (4)	896	3,226	—	—

Pretax operating income - pro forma	$(253)	$2,429	$(693)	$605

(1)

Adjustment of statements of income for the quarter and twelve month periods ended December 31, 2004, for the actual dollar value impact that the December 31, 2004, balance sheet PGAAP adjustments had on the statements of income for the quarter and twelve month periods ended December 31, 2005, respectively.

(2)	Reflects the amortization of fair value adjustment to the cost basis of Kanawha’s fixed income and mortgage loan investments.
(3)	To record the adjustment to historical benefit expense to reflect the new benefit expense relating to the future policy and contract reserves restated to fair value.
(4)	Reflects the adjustment to remove historical amortization of DAC and VOBA and to record amortization of the restated VOBA established on the balance sheet as of December 31, 2004.
(5)	To offset the increase in executive deferred compensation expense with the portion of realized capital gains that gave rise to the deferred compensation expense increase.
(6)

To record amortization of the fair value of $7.7 million of certain intangible assets including product approvals in 45 states and future revenues associated with the customer relationships of Kanawha Healthcare Solutions, a wholly-owned direct subsidiary of Kanawha.

Consolidated Balance Sheet (Unaudited) - December 31, 2004
(in thousands, except per share data)

	Kanawha Historical	KMG America Historical	Purchase GAAP Adjustments Incr (Decr)		KMG America Consolidated

Assets:
Cash and cash equivalents	$69,268	$48,132	$—		$117,400
Investments	459,844	—	1,297	(1)	461,141

Total cash and investments	529,112	48,132	1,297		578,541
Accrued investment income	4,909	3	—		4,912
Deferred acquisition costs (DAC)	87,339	—	(87,339)	(2)	—
Value of business acquired (VOBA)	26,579	—	47,902	(3)	74,481
Goodwill	1,258	—	(1,258)	(4)	—
Other assets	90,971	117	21,029	(5)	112,117

Total Assets	$740,168	$48,252	$(18,369)		$770,051

Liabilities and shareholders’ equity:
Total policy and contract liabilities	$486,654	$—	$44,261	(6)	$530,915
Deferred income taxes	28,117	—	(21,615)	(7)	6,502
Other liabilities	29,484	16,236	(874)	(8)	44,846

Total Liabilities	544,255	16,236	21,772		582,263
Total shareholders’ equity	195,913	32,016	(40,141)		187,788

Total liabilities and shareholders’ equity	$740,168	$48,252	$(18,369)		$770,051

Book value per share:
Basic					$8.51
Diluted					$8.44

Ending shares outstanding:
Basic					22,072
Diluted					22,242

(1)	To value Kanawha’s investment portfolio at its estimated fair value.
(2)	To eliminate Kanawha’s deferred acquisition cost balance.
(3)	To eliminate Kanawha’s value of business acquired and replace it with the present value of future profits of the business acquired.
(4)	To eliminate Kanawha’s goodwill balance.
(5)

To record the fair value of certain intangible assets including trade names ($6.1 million); licenses to conduct insurance in 45 states ($3.7 million); product approvals in 45 states ($2.8 million); future revenues associated with the customer relationships of Kanawha HealthCare Solutions ($4.9 million); and change in fair value of reinsurance receivable asset ($3. 5 million) related to ceded portion of policy and contract reserves referenced in footnote 6.

(6)	To record the change in Kanawha’s policy and contract reserves to fair value (direct before reinsurance ceded).
(7)	To adjust the deferred tax liability of Kanawha to account for the difference between the estimated fair value of the net assets acquired and the tax basis of the net assets acquired.
(8)	To adjust miscellaneous other liabilities to estimated fair value.

KMG America Corporation and Predecessor
Statistical and Operating Data at or for the Periods Indicated
(in thousands, except percentages)

OTHER FINANCIAL DATA
Unaudited	KMG America		Predecessor	KMG America	Predecessor
	Quarter Ended			Twelve Months Ended
	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004

Sales - issued and paid for annualized premiums:

Worksite insurance segment - Kanawha Legacy
Life	$448	$709	$619	$2,453	$2,218
Cancer	504	542	654	1,984	2,381
Disability income	1,249	821	1,618	4,314	5,325
Other A&H	1,098	328	2,153	2,400	3,182

Total worksite - Kanawha Legacy	3,299	2,400	5,044	11,151	13,106

Worksite insurance segment - KMG America (KMGA) New Activity
Core Group Products:
Life	$—	$—	$—	$—	$—
Stop loss	4,124	2,993	—	8,245	—
Disability income	—	—	—	—	—
Other A&H	—	—	—	—	—
Voluntary Benefit Products:
Life	167	219	—	395	—
Cancer	125	18	—	223	—
Disability income	1,331	836	—	2,758	—
Other A&H	244	299	—	544	—

Total worksite - KMGA New Activity	5,991	4,365	—	12,165	—

Senior market insurance segment
Long term care	260	360	513	1,616	3,446

Total senior market insurance	260	360	513	1,616	3,446

Total sales	$9,550	$7,125	$5,557	$24,932	$16,552

	Quarter Ended			Twelve Months Ended
	12/31/2005	9/30/2005	12/31/2004	12/31/2005	12/31/2004
Pro forma benefit ratios: (1)			(Pro forma)		(Pro forma)
Worksite insurance - Kanawha legacy	67.3%	77.2%	66.1%	72.4%	71.6%
Worksite insurance - KMGA new activity	62.3%	61.7%	—	62.5%	—
Senior market insurance	88.7%	85.2%	63.9%	83.7%	71.6%
Acquired business	115.8%	164.0%	210.9%	130.5%	178.4%
Total company	77.7%	82.8%	72.7%	78.9%	76.2%

(1)

benefit ratio is defined as total policyholder benefits divided by total net premiums. Benefit ratios for the quarter and twelve months ended December 31, 2004 have been adjusted to reflect the application of purchase accounting consistent with the earnings measurement basis in 2005.